                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DSP COMMUNICATIONS, INC.
     ---------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


     ---------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3.   Filing Party:

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     4.   Date Filed:

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

                            DSP COMMUNICATIONS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 1996



To the Stockholders of DSP COMMUNICATIONS, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of DSP Communications, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, on Tuesday, November 12, 1996, at 10:00 a.m., local time, for the purpose of considering and voting upon three proposals: (i) to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to effect a two-for-one stock split of the Company's Common Stock; (ii) to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance by the Company from 70,000,000 to 110,000,000 shares; and (iii) to approve the adoption of the Company's 1996 Stock Option Plan.

     The Board of Directors has fixed the close of business on September 30, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.


     You are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Special Meeting. If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.






                                        By Order of the Board of Directors,




                                        Davidi Gilo, CHAIRMAN OF THE BOARD





Cupertino, California
October 7, 1996

                                                       Mailed to Stockholders
                                                     on or about October 7, 1996


                            DSP COMMUNICATIONS, INC.
                          20300 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014

                                 PROXY STATEMENT

     This Proxy Statement is furnished to stockholders of DSP Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on Tuesday, November 12, 1996 at 10:00 a.m., local time, at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, and any adjournment or postponement thereof. At the Special Meeting, the Board intends to present three proposals: (i) to approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a two-for-one stock split of the Company's outstanding shares of Common Stock; (ii) to approve an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock that may be issued by the Company from 70,000,000 to 110,000,000 shares; and (iii) to approve the adoption of the Company 1996 Stock Option Plan. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Gerald Dogon, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of the Company's Common Stock. The Company has engaged ChaseMellon Shareholder Services to assist in the solicitation for a fee of $6,000, plus out-of-pocket expenses. The Company may also conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.


     The close of business on September 30, 1996, has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, the Company had approximately 22,188,299 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority, or approximately 11,094,150 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters.

VOTE REQUIRED

     The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote is required for the approval of (i) the proposal to amend the Certificate of Incorporation to effect the two-for-one stock split, and (ii) the proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 70,000,000 to 110,000,000. The majority of the shares of Common Stock present at the Special Meeting in person or represented by proxy is required for approval of the proposal to approve the adoption of the Company's 1996 Stock Option Plan. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will have the same effect as votes against each of the proposals, and broker non-votes will have the same effect as votes against each of Proposal No. 1 and Proposal No. 2.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

                                 PROPOSAL NO. 1
               AUTHORIZATION OF THE BOARD TO AMEND THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO EFFECT A
              TWO-FOR-ONE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

     The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Company's Certificate of Incorporation to effect a two-for-one stock split of the Company's Common Stock. The Board has approved the two-for-one stock split and has directed that the proposal to approve the amendment to the Certificate of Incorporation to effect the stock split be submitted to the Company's stockholders for consideration and action.

     The text of the proposed amendment to the Certificate of Incorporation effecting the stock split is set forth in EXHIBIT A attached to this Proxy Statement and is incorporated by reference herein.

     If this Proposal No. 1 is approved by the stockholders of the Company at the Special Meeting, the stock split would be effected by the Board of Directors only upon a determination by the Board that the stock split is in the best interests of the Company and its stockholders. The Board will make its determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors.

     If this Proposal No. 1 is approved by the stockholders and the Board has determined that the stock split described in this Proposal No. 1 is in the best interests of the Company as provided above, the amendment to the Certificate of Incorporation would become effective on the soonest practicable date following the Special Meeting (the "Effective Date") selected by the Board of Directors. If the amendment is not effected by such date, the Board will take action to abandon the amendment pursuant to Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE STOCK SPLIT

     The Board of Directors has proposed the two-for-one stock split because the Board believes that the stock split would result in a decrease in the market price of the Common Stock to a level at which the Common Stock would be more readily tradeable and accessible to a broader base of investors. A lower per-share price would enable investors to purchase "round lots" of the Company's Common Stock for a lower total price than is the case currently. Stockholders should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares would be higher after the stock split on the same relative interest in the Company because that interest would be represented by a greater number of shares. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, it is likely that the stock split would initially result in the market price of each share of Common Stock being approximately one-half of the price previously prevailing, and that the aggregate market price of all shares of Common Stock held by a particular stockholder should remain approximately the same.


     The Common Stock is listed for trading on The Nasdaq National Market. On the Record Date, the reported closing price of the Common Stock on The Nasdaq National Market was $55.875 per share.


     Proportionate voting rights and other rights of stockholders would not be altered by the stock split. In addition, the number of shares of Common Stock subject to outstanding options granted pursuant to the Company's employee and director stock option and stock purchase plans (collectively, the "Plans"), and the number of shares of Common Stock reserved for issuance under the Plans, would be doubled, and the exercise price of outstanding options would be divided by two.

     The proposed stock split would not change the stockholders' equity or interest in the Company, and the book value of the number of shares outstanding immediately after the applicable stock split would be equal to the book value of the number of shares outstanding immediately prior to the split. Since the $.001 par value of the Common Stock would not be changed following the stock split, an adjustment would be made in the stockholders' equity accounts of the Company to increase the Company's Common Stock at par value account by an amount equal to the par value of shares issued in the stock split and to make a corresponding reduction in the additional paid-in-capital account on the Company's balance sheet. Total stockholders' equity would thus remain unchanged.


     Following the Effective Date, on which the amendment to the Certificate of Incorporation effecting the stock split would be effected, the number of shares of Common Stock outstanding immediately prior to the stock split (22,188,299 shares as of the Record Date) would be split into 44,376,598 shares, assuming that no additional shares of Common Stock are issued by the Company after the Record Date. The number of authorized and unissued shares of Common Stock following the stock split would be 65,623,402, if Proposal No. 2 (the increase in the authorized number of shares of Common Stock) is approved by the stockholders, and 25,623,402 if Proposal No. 2 is not approved by the stockholders. In addition, an aggregate of approximately 5,937,199 shares of Common Stock reserved for issuance as of the Record Date pursuant to the Company's stock option and stock purchase plans (assuming stockholder approval of Proposal No. 3) would be split into 11,874,398 shares reserved for issuance.


     Stockholders of record as of the close of business on the Effective Date would receive, as soon as practicable after the Effective Date, an additional stock certificate representing one share of the Company's Common Stock for each share held immediately prior to the stock split. Stockholders would retain certificates issued prior to the Effective Date, and those certificates would continue to represent the number of shares evidenced thereby. CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR ITS TRANSFER AGENT.

TAX CONSEQUENCES

     The Company has been advised by tax counsel that, under existing U.S. federal income tax laws and regulations, the receipt of additional shares of the Company's Common Stock in the stock split will not constitute taxable income or gain or loss to stockholders; the cost or other tax basis of each share of Common Stock held by a stockholder immediately prior to the stock split will be divided equally between the corresponding number of shares held immediately after the split; and the holding period for each of the post-split shares will include the period for which the corresponding old share of the Company's Common Stock was held.

     The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a stockholder of additional shares of Common Stock resulting from the stock split. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the Common Stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved. Stockholders are urged to consult their own tax advisors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT.

AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 2
                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                   AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 70,000,000 to 110,000,000 shares. The Board has approved this amendment to the Certificate of Incorporation and has directed that the proposal to approve the amendment to the Certificate of Incorporation be submitted to the Company's stockholders for consideration and action.

     STOCKHOLDERS SHOULD NOTE THAT THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK SET FORTH IN THIS PROPOSAL NO. 2 WILL NOT BE EFFECTED BY THE COMPANY UNLESS THE STOCK SPLIT SET FORTH IN PROPOSAL NO. 1 IS ALSO APPROVED BY THE STOCKHOLDERS AND IS SUBSEQUENTLY EFFECTED BY THE BOARD OF DIRECTORS. The text of the proposed amendment to the Certificate of Incorporation effecting the increase in the number of shares of Common Stock described in this Proposal No. 2 is set forth in EXHIBIT B attached to this Proxy Statement and is incorporated by reference herein.

     If both Proposal No. 1 and Proposal No. 2 are approved by the stockholders of the Company at the Special Meeting, the amendments to the Certificate of Incorporation would be effected by the Board only upon a determination by the Board of Directors that the stock split described in Proposal No. 1 is in the best interests of the Company and its stockholders. As discussed in Proposal No. 1, the Board will make its determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors.

     If each of the amendments to the Certificate of Incorporation are approved by the stockholders and the Board has determined that the stock split described in Proposal No. 1 is in the best interests of the Company as provided above, the amendments would become effective on the soonest practicable date following the Special Meeting selected by the Board of Directors. If the amendments are not effected by such date, the Board will take action to abandon each of the amendments pursuant to Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The amendment to the Certificate of Incorporation described in this Proposal No. 2 would increase the number of shares of Common Stock that the Company is authorized to issue from 70,000,000 to 110,000,000 shares. The proposed increase in the authorized number of shares of Common Stock is necessary to provide the Company with authority to reserve an additional number of shares sufficient to provide flexibility for the future, after taking into account the two-for-one stock split described in Proposal No. 1. The additional authorized shares may be used in the future for any proper corporate purpose approved by the Board, including financings, corporate mergers or acquisitions, an increase in the number of shares reserved under any of the Company's stock option or stock purchase plans, further stock dividends or splits, or other corporate purposes. At present, the Company has no plans, agreements or understandings for the issuance of additional shares of capital stock, other than pursuant to the stock split proposal and pursuant to the Company's stock option and stock purchase plans, including the 1996 Stock Option Plan, assuming approval of Proposal No. 3 by the stockholders. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless applicable laws or regulations require such approval.


     Stockholders should note that certain disadvantages may result from the adoption of this Proposal No. 2. In the event this Proposal No. 2 is adopted and the proposed amendment to the Certificate of Incorporation is effected (which will not occur unless the two-for-one stock split is also effected), there will be approximately 54,000,000 shares of Common Stock remaining available for issuance by the Company after the stock split (after taking into account the shares reserved for issuance pursuant to the Company's stock option and stock purchase plans), as opposed to approximately 14,000,000 shares that would remain available for issuance after the stock split if this Proposal No. 2 were not adopted. Stockholders could therefore experience a significantly greater reduction in the stockholders' interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued. Additional information regarding the approximate number of shares remaining available for issuance after the stock split is set forth above in Proposal No. 1.


     The availability for issuance of additional shares of the Company's Common Stock could also enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

     Each additional share of Common Stock authorized by the amendment to the Certificate of Incorporation described in this Proposal No. 2 would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The number of authorized shares of Preferred Stock would remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 3
                            APPROVAL OF THE COMPANY'S
                             1996 STOCK OPTION PLAN


     The Company's stockholders are being asked to act upon a proposal to ratify the action of the Board adopting the Company's 1996 Stock Option Plan (the "1996 Plan"). A general description of the principal terms of the 1996 Plan is set forth below. This description is qualified in its entirety by the terms of the 1996 Plan, which is attached to this proxy statement as EXHIBIT C and is hereby incorporated herein by reference.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                            OF THE PROPOSED 1996 PLAN


GENERAL DESCRIPTION

     The Board adopted the 1996 Plan in September 1996, subject to obtaining stockholder approval of the 1996 Plan. A total of 1,500,000 shares have been reserved for issuance under the 1996 Plan. Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or nonstatutory stock options. SEE, "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The 1996 Plan is designed to comply with the provisions of the recently adopted rules and regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Board adopted the 1996 Plan to effect an increase in the number of shares available for issuance pursuant to options granted to its employees, directors and consultants. The purpose of the increase is to enable the Company to continue to retain talented personnel and to attract new talented personnel by offering them participation in the Company's 1996 Plan. Management believes that without such incentive it will be unable to attract and retain talented new employees, directors and consultants.


     As of September 30, 1996, there were no outstanding options under the 1996 Plan, and 1,500,000 shares were reserved for issuance under the 1996 Plan. In addition, as of September 30, 1996, there were 1,938,928 outstanding options under the Company's 1995 Employee and Consultant Stock Plan (the "1995 Plan"), and 293,572 shares remained available for issuance under the 1995 Plan, and there were 398,000 outstanding options under the Company's 1996 Nonstatutory Employee and Consultant Stock Option Plan (the "Nonstatutory Plan"), and 102,000 shares remained available for issuance under the Nonstatutory Plan. The Company intends to terminate the Nonstatutory Plan for new grants in the event the 1996 Plan is approved by the stockholders. As of September 30, 1996, there were also 288,346 outstanding options under the Company's Israeli Key Employee Stock Option Plan, and 227,353 outstanding options under the 1994 U.S. Employee Stock Option Plan, both of which Plans were terminated for new grants in March 1995.



     Following the Special Meeting, in addition to the above option plans, the Company will retain its existing 1995 Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase the Company's Common Stock periodically through payroll deductions, and its 1995 Director Stock Option Plan, pursuant to which automatic option grants are made annually to the Company's non-employee directors.

SUMMARY OF 1996 PLAN

     The essential features of the 1996 Plan are summarized below. This summary does not purport to be complete, and is subject to, and qualified by, reference to all provisions of the 1996 Plan, a copy of which is attached hereto as EXHIBIT C.

     PURPOSES. The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees, directors and consultants of the Company and to promote the success of the Company's business.

     ADMINISTRATION. With respect to the grant of options to directors or employees who are also officers or directors, the 1996 Plan shall be administered by (i) the Board of Directors of the Company; or (ii) a committee designated by the Board and constituted in such a manner as to comply with applicable laws and to permit such grants and related transactions to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the 1996 Plan shall be administered by the Board or by a committee of the Board. It is anticipated that the 1996 Plan will be administered by the Compensation Committee of the Board with respect to grants to employees, officers and consultants of the Company, and by the Board with respect to grants to directors who are not employees of the Company.

     The administrators of the 1996 Plan have full power to select, from among the employees, directors and consultants of the Company eligible for grants, the individuals to whom options will be granted, to determine the specific terms and conditions of each grant, including the number of shares subject to each option, to amend the terms of outstanding options granted under the 1996 Plan (except that any amendments that would adversely affect an optionee's rights under an outstanding option may not be made without the optionee's written consent), and to interpret and construe the terms of the 1996 Plan and options granted thereunder, all subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

     ELIGIBILITY. The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees), directors and consultants to the Company or its subsidiaries. Incentive stock options may only be granted to employees.

     STOCK OPTIONS. Each option granted under the 1996 Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) EXERCISE OF THE OPTION. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (1) cash; (2) check; (3) promissory note; (4) shares of Common Stock having a fair market value equal to the aggregate exercise price of the options being exercised; (5) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (6) any combination of the foregoing methods; or (7) such other consideration and method of payment as may be determined by the 1996 Plan administrators and permitted under applicable laws.

          (b) EXERCISE PRICE. The exercise price of options granted under the 1996 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options must be at least 85% of the fair market value per share of the Common Stock at the time of grant. In the event of the grant of a nonstatutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. For purposes of the 1996 Plan, fair market value is defined as the closing sale price of the Common Stock as reported on the Nasdaq National Market on last market trading day prior to the time of grant.

          (c) TERMINATION. If the optionee's employment, directorship or consulting relationship with the Company is terminated for any reason (other than death or disability), options may be exercised within such period as is determined by the Board or its committee (up to three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

          (d) DISABILITY. If an optionee is unable to continue his or her employment, directorship or consulting relationship with the Company as a result of disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date. With respect to incentive stock options, if the disability is not a "disability" as defined in Section 22(e)(3) of the Code, an optionee's incentive stock options shall automatically convert into nonstatutory options on the day three months and one day following the date of termination of the optionee.

          (e) DEATH. If an optionee should die while serving as an employee, director or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date. If an optionee should die within 60 days (or such other period of time not exceeding three months as is determined by the Board or its committee) after the termination of his or her employment or consulting relationship, the options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

          (f) TERM AND TERMINATION OF OPTIONS. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than 10 years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five years.

          (g) TRANSFERABILITY OF OPTIONS. An incentive stock option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. A nonstatutory option shall be transferable to the extent determined by the administrator and as provided in an optionee's option agreement.

          (h) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board or its committee.

     ADJUSTMENTS; MERGERS AND ASSET SALES. In the event any change, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, is made in the Company's capitalization without receipt of consideration by the Company, which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares under the 1996 Plan and the price per share covered by each outstanding option.

     In the event of the merger or consolidation of the Company in which the Company is not the surviving corporation, or a proposed sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, each outstanding option shall automatically become fully vested and exercisable and released from any restrictions on transfer and repurchase or forfeiture rights, unless such option is assumed or substituted by such successor corporation, or such option is replaced with a comparable cash incentive program of the successor corporation, or unless the vesting, exercisability and release of such option is subject to other limitations imposed by the 1996 Plan administrators at the time of granting such options.


     AMENDMENT, SUSPENSION AND TERMINATION OF THE 1996 PLAN. The Board may amend the 1996 Plan at any time or from time to time or may suspend or terminate the 1996 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1996 Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the 1996 Plan shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the Plan administrators. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1996 Plan shall terminate in September 2006. Any options outstanding under the 1996 Plan at the time of its termination shall remain outstanding until they expire by their terms.


NEW PLAN BENEFITS


     The Company cannot now determine the number of options to be granted in the future under the 1996 Plan to its executive officers, directors or employees.
No options have been granted under the 1996 Plan.


CERTAIN FEDERAL INCOME TAX INFORMATION

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of 1996 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

SHARES RESERVED FOR ISSUANCE

     The Company has reserved 1,500,000 shares of Common Stock for issuance under the 1996 Plan. In order to continue to attract new talented employees, directors and consultants, it is proposed that the 1996 Plan be adopted, and that the Company reserve 1,500,000 shares of Common Stock for issuance thereunder.

VOTE REQUIRED


     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy at the Special Meeting is required to approve the adoption of the 1996 Plan.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1996 PLAN.

AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1996, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors; (iii) the Chief Executive Officer and four other executive officers of the Company; and (iv) all officers and Directors of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


 NAME AND ADDRESS OF                                    AMOUNT & NATURE OF
 BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(1)
 -------------------                                  -----------------------   -------------------

 Pilgrim Baxter & Associates, Ltd.(2)  . . . . . .          1,319,400                   5.9%
 1255 Drummers Lane, Ste. 300
 Wayne, PA 19087

 Dreihaus Capital Management, Inc. (3) . . . . . .          1,231,840                   5.6%
 25 East Erie Street
 Chicago, IL 60611

 Davidi Gilo(4)  . . . . . . . . . . . . . . . . .            812,921                   3.7%

 Nathan Hod(5) . . . . . . . . . . . . . . . . . .             38,199                    *

 Joseph Perl(6)  . . . . . . . . . . . . . . . . .            106,037                    *

 Gerald Dogon(7) . . . . . . . . . . . . . . . . .             64,508                    *

 Arnon Kohavi(8) . . . . . . . . . . . . . . . . .              4,283                    *

 Lewis S. Broad(9) . . . . . . . . . . . . . . . .            271,500                   1.2%

 Andrew W. Schonzeit(10) . . . . . . . . . . . . .             90,884                    *

 Avraham Fischer . . . . . . . . . . . . . . . . .                  0                    *

 Shigeru Iwamoto(11) . . . . . . . . . . . . . . .              1,000                    *
 Neill H. Brownstein(12) . . . . . . . . . . . . .             26,372                    *

 All Directors and executive Officers as
   a group (11 persons)(13)  . . . . . . . . . . .          1,415,704                   6.3%


-------------------------------------
*       Less than 1%
(1) Number of shares and percentage ownership include shares issuable pursuant to stock options held by the person in question exercisable within 60 days after September 30, 1996.

(2) With respect to information relating to Pilgrim Baxter & Associates, Ltd., the Company has relied on information supplied by such entity in its Schedule 13G filing with the Securities and Exchange Commission (the "Commission") dated February 15, 1996. Pursuant to the Schedule 13G, Pilgrim Baxter & Associates shares voting power with respect to these shares and has sole investment power with respect to the shares.
(3) With respect to information relating to Dreihaus Capital Management, Inc., the Company has relied on information supplied by such entity in its Schedule 13G filing with the Commission dated February 14, 1996. Pursuant to the Schedule 13G, Dreihaus Capital Management has sole voting power with respect to these shares and has no investment power with respect to the shares.
(4) Includes (i) 666,352 shares held of record by Harmony Management, Inc., of which Davidi Gilo and Shamaya Gilo are the sole shareholders, and
        (ii) 83,734 shares held of record by The Davidi and Shamaya Gilo Trust, of which Mr. Gilo serves as trustee. Also includes 62,835 shares issuable pursuant to stock options. Excludes 1,258,470 shares held in three trusts for the benefit of Mr. Gilo's children, Adi, Elad and Yael Gilo, as to which Mr. Gilo has no voting or investment power. Mr. Gilo disclaims any beneficial ownership of such shares.
(5)     Includes 38,199 shares issuable pursuant to stock options.
(6)     Includes 106,037 shares issuable pursuant to stock options.
(7)     Includes 64,508 shares issuable pursuant to stock options.
(8)     Includes 4,283 shares issuable pursuant to stock options.
(9)     Includes 6,000 shares issuable pursuant to stock options.
(10)    Includes 6,000 shares issuable pursuant to stock options.
(11)    Includes 1,000 shares issuable pursuant to stock options.
(12)    Includes 6,000 shares issuable pursuant to stock options.
(13) See Footnotes (4) through (12). Includes 294,862 shares issuable pursuant to stock options.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.




                                        By Order of the Board of Directors,




                                        Davidi Gilo, CHAIRMAN OF THE BOARD






October 7, 1996
Cupertino, California

                                    EXHIBIT A


           AMENDMENT TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION
                       EFFECTING A TWO-FOR ONE STOCK SPLIT


     The following are the resolutions of the Board of Directors regarding the amendment to the Certificate of Incorporation effecting a two-for-one stock split of the Company's Common Stock:


          RESOLVED: That, the following paragraph be inserted immediately after the first paragraph of Article IV of the Company's Amended and Restated Certificate of Incorporation, subject to stockholder approval of such amendment:


               "Upon the filing of this amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common of this Corporation issued and outstanding immediately prior to the Effective Time shall be changed and converted into two
          (2) shares of Common of this Corporation."

          RESOLVED FURTHER: That at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

                                    EXHIBIT B



           AMENDMENT TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AUTHORIZED NUMBER OF SHARES


     The following are the resolutions of the Board of Directors regarding the amendment to the Certificate of Incorporation effecting an increase in the authorized number of shares of the Company's Common Stock:


          RESOLVED: That, the first paragraph of Article IV of the Company's Amended and Restated Certificate of Incorporation be amended to read in full as follows, subject to stockholder approval of such amendment:

               "This Corporation is authorized to issue two (2) classes of stock to be designated, respectively, Preferred Stock, par value $.001 per share ("Preferred"); and Common Stock, par value $.001 per share ("Common"). The total number of shares of Common that this Corporation shall have authority to issue is one hundred ten million (110,000,000). The total number of shares of Preferred that this Corporation shall have authority to issue is five million (5,000,000). The Preferred may be issued from time to time in one or more series."

          RESOLVED FURTHER: That at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

                                      EXHIBIT C

                               DSP COMMUNICATIONS, INC.

                                1996 STOCK OPTION PLAN

    1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         a. "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

         b. "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         c. "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

         d.   "BOARD" means the Board of Directors of the Company.

         e.   "CODE" means the Internal Revenue Code of 1986, as amended.

         f. "COMMITTEE" means any committee appointed by the Board to administer the Plan.

         g.   "COMMON STOCK" means the common stock of the Company.

         h.   "COMPANY" means DSP Communications, Inc., a Delaware corporation.

         i. "CONSULTANT" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

         j.   "CONTINUING DIRECTORS" means members of the Board who either
(i) have been Board members continuously for a period of at least thirty-six
(36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         k. "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or

Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

         l. "CORPORATE TRANSACTION" means any of the following stockholder-approved transactions to which the Company is a party:

              i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

              iii. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         m. "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

         n.   "DIRECTOR" means a member of the Board.

         o. "EMPLOYEE" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director s fee by the Company shall not be sufficient to constitute "employment" by the Company.

         p. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         q. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              i. Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

              ii. In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

         r. "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

         s. "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         t. "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         u.   "OPTION" means a stock option granted pursuant to the Plan.

         v. "OPTION AGREEMENT" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

         w.   "OPTIONED STOCK" means the Common Stock subject to an Option.

         x. "OPTIONEE" means an Employee, Director or Consultant who receives an Option under the Plan.

         y. "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         z. "PERFORMANCE - BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

         aa.  "PLAN" means this 1996 Stock Option Plan.

         bb. "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

         cc.  "SHARE" means a share of the Common Stock.

         dd. "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.   STOCK SUBJECT TO THE PLAN.

         a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

         b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the

Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.   ADMINISTRATION OF THE PLAN.

         a.   PLAN ADMINISTRATOR.

              i. ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

              ii. ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

              iii. ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee granting Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

              iv. ADMINISTRATION ERRORS. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

         b. POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

              i. to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

              ii. to determine whether and to what extent Options are granted hereunder;

              iii. to determine the number of Shares to be covered by each Option granted hereunder;

              iv. to approve forms of Option Agreement for use under the Plan;

              v. to determine the terms and conditions of any Option granted hereunder;

              vi. to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

              vii. to amend the terms of any outstanding Option granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Optionee s rights under an outstanding Option shall not be made without the Optionee s written consent;

              viii. to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; and

              ix. to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

         c. EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

    5. ELIGIBILITY. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

    6.   TERMS AND CONDITIONS OF OPTIONS.

         a. DESIGNATION OF OPTIONS. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

         b. CONDITIONS OF OPTION. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

         c. INDIVIDUAL OPTION LIMIT. The maximum number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company shall be four hundred thousand (400,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Employee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

         d. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five
(5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         e. TRANSFERABILITY OF OPTIONS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

         f. TIME OF GRANTING OPTIONS. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    7.   OPTION EXERCISE PRICE, CONSIDERATION AND TAXES.

         a. EXERCISE PRICE. The exercise price for an Option shall be as follows:

              i.        In the case of an Incentive Stock Option:

                   (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                   (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              ii. In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              iii. In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

         b. CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).
 In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

              i.        cash;

              ii.       check;

              iii. delivery of Optionee s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

              iv. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

              v. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

              vi.       any combination of the foregoing methods of payment.

         c. TAXES. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of

Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Optionee an amount sufficient to satisfy such tax obligations.

    8.   EXERCISE OF OPTION.

         a.   PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

              i. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

              ii. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

         b. EXERCISE OF OPTION FOLLOWING TERMINATION OF EMPLOYMENT, DIRECTOR OR CONSULTING RELATIONSHIP.

              i. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              ii. DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option to the extent the Option is vested on the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              iii. DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         c. BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    9.   CONDITIONS UPON ISSUANCE OF SHARES.

         a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

    11.  CORPORATE TRANSACTIONS.

         a. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof, (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option or (iii) the vesting, exercisability and release from such limitations of such Option is subject to other limitations imposed by the Administrator at the time of the grant of the Option. The determination of Option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

         b. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

         c. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.
 To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    12. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

    13.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

         a. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         b. No Option may be granted during any suspension of the Plan or after termination of the Plan.

         c. Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

    14.  RESERVATION OF SHARES.

         a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. NO EFFECT ON TERMS OF EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company s right to terminate his or her employment or consulting relationship at any time, with or without cause.

    16. STOCKHOLDER APPROVAL. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) xmonths before or after the date the Plan is adopted.
Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            DSP COMMUNICATIONS, INC.
                  FOR A SPECIAL MEETING OF THE STOCKHOLDERS
                                NOVEMBER 12, 1996

     The undersigned stockholder of DSP Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 7, 1996, and hereby appoints Davidi Gilo and Nathan Hod, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of DSP Communications, Inc. to be held on Tuesday, November 12, 1996, at 10:00 a.m., local time, at DSP Communications, Inc.'s principal executive office located at 20300 Stevens Creek Boulevard, Cupertino, California 95014, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO AMEND THE DSP COMMUNICATIONS, INC. CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT OF THE COMMON STOCK, FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE, FOR THE PROPOSAL TO APPROVE AND ADOPT THE 1996 STOCK OPTION PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     PROPOSAL NO. 1.     PROPOSAL TO AMEND ARTICLE IV OF THE COMPANY'S AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK:

               FOR            AGAINST             ABSTAIN
          ----           ----                ----

     PROPOSAL NO. 2.     PROPOSAL TO AMEND ARTICLE IV OF THE CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 70,000,000 TO 110,000,000 SHARES:

               FOR            AGAINST             ABSTAIN
          ----           ----                ----

     PROPOSAL NO. 3.     PROPOSAL TO APPROVE AND ADOPT THE COMPANYS 1996 STOCK
OPTION PLAN, UNDER WHICH 1,500,000 SHARES OF COMMON STOCK HAVE BEEN RESERVED FOR
ISSUANCE:

               FOR            AGAINST             ABSTAIN
          ----           ----                ----

                              Dated:                      , 1996
                                     ---------------------

                              Signature
                                         --------------------------------

                              Signature
                                         -------------------------------

                              In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                              This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.